                           OFFER TO PURCHASE FOR CASH
                         ALL OUTSTANDING COMMON SHARES
                                       OF
                             AMERICAN PAGING, INC.
                                       AT
                           $2.50 NET PER COMMON SHARE
                                       BY
                                API MERGER CORP.
                      A DIRECT WHOLLY OWNED SUBSIDIARY OF
                        TELEPHONE AND DATA SYSTEMS, INC.

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
      CITY TIME, ON TUESDAY, MARCH 17, 1998, UNLESS THE OFFER IS EXTENDED.

                                                               February 18, 1998

To Our Clients:

    Enclosed for your consideration are an Offer to Purchase, dated February 18, 1998 (the "Offer to Purchase"), and a related Letter of Transmittal in connection with the offer by API Merger Corp., a Delaware corporation ("Purchaser") and a direct wholly owned subsidiary of Telephone and Data Systems, Inc., an Iowa corporation ("TDS"), to purchase all outstanding Common Shares, par value $1.00 per share (the "Common Shares"), of American Paging, Inc., a Delaware corporation (the "Company"), at a price of $2.50 per Common Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer").

    We are (or our nominee is) the holder of record of Common Shares held by us for your account. A TENDER OF SUCH COMMON SHARES CAN BE MADE ONLY BY US OR OUR NOMINEE AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER COMMON SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instruction as to whether you wish to have us tender on your behalf any or all of the Common Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    Your attention is invited to the following:

    1. The tender price is $2.50 per Common Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

    2.  The Offer is being made for all outstanding Common Shares.

    3. The Board of Directors of the Company has unanimously determined that each of the Offer and the Merger (as defined in the Offer to Purchase) is fair to the shareholders of the Company, and recommends that shareholders accept the Offer and tender their Common Shares pursuant to the Offer. The unanimous vote of the Board of Directors of the Company is based upon, among other things, the unanimous recommendation of the Offer by a Special Committee of the Board of Directors of the Company consisting of the independent directors of the Company who are not directors, officers or employees of TDS or Purchaser or otherwise affiliated with TDS or Purchaser nor officers or employees of the Company.

    4. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Tuesday, March 17, 1998, unless the Offer is extended.

    5. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the Offer at least the number of Common Shares that when added to the Common Shares owned by TDS and Purchaser shall constitute 90% of the Common Shares then outstanding (the "Minimum Condition") and (ii) that the Asset Contribution Agreement, dated as of December 22, 1998, among TDS, TSR Paging, Inc., a Delaware corporation, and TSR Wireless, LLC, a Delaware limited liability company, be in full force and effect and not terminated in accordance with the terms thereof and all of the conditions set forth in Articles XI and XII thereof shall have been satisfied or waived (the "Asset Contribution Agreement Condition"). Purchaser has agreed to waive the Minimum Condition under certain circumstances described in the Offer to Purchase.

    6. Except as otherwise provided in Instruction 6 of the Letter of Transmittal, tendering shareholders will not be obligated to pay brokerage fees, commissions or stock transfer taxes with respect to the purchase of Common Shares by Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided (see Instruction 9 to the Letter of Transmittal).

    7. In all cases, payment for Common Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of certificates for, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to, such Common Shares and a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with all required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message, and all other documents required by the Letter of Transmittal. See "THE TENDER OFFER--Procedures for Accepting the Offer and Tendering Common Shares" of the Offer to Purchase.

    If you wish to have us tender any or all of your Common Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Common Shares, all such Common Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

    The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Common Shares and is not being made to, nor will tenders be accepted from or on behalf of, shareholders in any jurisdiction where the making of the Offer or acceptance thereof is not in compliance with the laws of such jurisdiction. In those jurisdictions where securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Credit Suisse First Boston Corporation or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                        ALL OUTSTANDING COMMON SHARES OF
                             AMERICAN PAGING, INC.

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 18, 1998, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer") in connection with the Offer by API Merger Corp., a Delaware corporation and a direct wholly owned subsidiary of Telephone and Data Systems, Inc., an Iowa corporation, to purchase all outstanding Common Shares, par value $1.00 per share (the "Common Shares"), of American Paging, Inc., a Delaware corporation, at a price of $2.50 per Common Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase.

    This will instruct you to tender the number of Common Shares indicated below (or, if no number is indicated below, all Common Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase.

                                           SIGN HERE
            Number of Common Shares        ----------------------------------------
             To be Tendered:               ----------------------------------------
              ------------*                (SIGNATURE(S))

                                           Please type or print name:
                                           ----------------------------------------

Dated:               , 1998                ----------------------------------------
                                           Please type or print address:
                                           ----------------------------------------
                                           ----------------------------------------
                                           Area Code and Telephone no:
                                           ----------------------------------------
                                           Taxpayer identification or social
                                           security no.:
                                           ----------------------------------------

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*Unless otherwise indicated, it will be assumed that all Common Shares held by us for your account are to be tendered.

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